Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qualtrics International Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-252521, No. 333-258969, No. 333-259976, No. 333-262491) on Forms S-8 and registration statement (No. 333-259975) on Form S-1 of Qualtrics International Inc. of our report dated March 1, 2022, with respect to the consolidated financial statements of Qualtrics International Inc.

/s/ KPMG LLP

Salt Lake City, Utah
March 1, 2022